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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 28, 1997, except for Note 18, for which the date is June 6, 1997, on our audit of the financial statements and financial statement schedule of Viasystems Group, Inc. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

St. Louis, Missouri

September 15, 1997